Response to Item 77I

Calvert Aggressive Allocation Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Balanced Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Bond Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Conservative Allocation Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Equity Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Moderate Allocation Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.